                                                                    Exhibit 12.1

Wellman, Inc.
Computation of Earnings to Fixed Charges

                                        Six Months Ended
                                             June 30,                            Year Ended December 31,
                                       -------------------     -----------------------------------------------------------
                                         1998       1997         1997        1996         1995          1994         1993
                                       -------------------     -----------------------------------------------------------
Consolidated pretax income
  from continuing operations            $42,713    $24,611     $51,190     $54,149      $115,711      $108,000      $73,021

Fixed charges                            17,065     12,514      26,374      23,607        19,215        22,295       25,081

Amortization of capitalized
   interest                                 586        813       1,468       1,305           939           624          353
Less interest capitalized
  during the period                       9,558      2,826       9,820       4,755         3,125         2,920        2,375
                                     ---------------------     ------------------------------------------------------------
    Earnings                            $50,806    $35,112     $69,212     $74,306      $132,740      $127,999      $96,080
                                     =====================     ============================================================

Interest                                $ 6,098    $ 8,858     $14,562     $16,910       $14,229       $15,741      $17,366

Interest capitalized during
  the period                              9,558      2,826       9,820       4,755         3,125         2,920        2,375
Amortization of debt expense                 44         93         185         185           185         1,735        3,514

Interest portion of rental
  expense                                 1,365        737       1,807       1,757         1,676         1,899        1,826
                                     ---------------------     ------------------------------------------------------------
    Fixed Charges                       $17,065    $12,514     $26,374     $23,607      $ 19,215      $ 22,295      $25,081
                                     =====================     ============================================================
    Ratio of Earnings to
      Fixed Charges                         3.0        2.8         2.6         3.1           6.9           5.7          3.8
                                     =====================     ============================================================
